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                                                                 Exhibit 99.h(x)

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of August 23, 2005, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 1999 between PFPC Inc. and RS Investment Trust.

                                   PORTFOLIOS
                           RS Diversified Growth Fund
                             RS Emerging Growth Fund
                                 RS Growth Fund
                          The Information Age Fund(TM)
                            RS Internet Age Fund(TM)
                          RS MidCap Opportunities Fund
                         RS Smaller Company Growth Fund
                        RS Global Natural Resources Fund
                                RS Investors Fund
                                RS Partners Fund
                                  RS Value Fund

This Exhibit A was amended and approved by the Board of Trustees of RS Investment Trust on August 23, 2005.